Exhibit 10.65

SEVENTH AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This SEVENTH AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered as of this 18th day of January 2023 (the “Amendment Effective Date”) by and between InspireMD, Inc., a Delaware corporation (the “Company”), and Craig Shore (the “Executive”; together with the Company, the “Parties”) for purposes of amending that certain Amended and Restated Employment Agreement dated as of May 5, 2014, as amended on January 5, 2015, July 25, 2016, March 25, 2019, August 14, 2020, November 4, 2021 and January 17, 2022, by and between the Company and the Executive (the “Agreement”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, Section 7.5 of the Agreement provides that the parties to the Agreement may amend the Agreement in a writing signed by the parties; and

WHEREAS, the Parties desire to amend the Agreement in certain respects.

NOW THEREFORE, pursuant to Section 7.5 of the Agreement, and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

1. Section 2.2 of the Agreement, paragraph (a), is hereby amended as of the Amended Effective Date by deleting said paragraph in its entirety and substituting in lieu thereof the following new Section 2.2, paragraph (a):

(a) The Executive shall be paid a base salary of no less than NIS 93,912 effective January 1, 2023, per month (NIS 1,126,944 on an annualized basis) during the Term; provided, however, that nothing shall prohibit the Company, to the extent permitted by law, from reducing the base salary as part of an overall cost reduction program that affects all senior executives of the Company Group and does not disproportionately affect the Executive, so long as such reductions do not reduce the base salary to a rate that is less than 90% of the minimum base salary amount set forth above (or, if the minimum base salary amount has been increased during the Term, 90% of such increased amount). The Executive’s base salary shall be reviewed annually by the Chief Executive Officer for increase (but not decrease, except as permitted above) as part of the Company’s annual compensation review.

2. Except as expressly amended by this Amendment, the Agreement shall continue in full force and effect in accordance with the provisions thereof.

3. In the event of a conflict between the Agreement and the Amendment, this Amendment shall govern.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

INSPIREMD, INC.		EXECUTIVE

/s/ Marvin Slosman		/s/ Craig Shore
[signature]		[signature]

By: Marvin Slosman		Craig Shore, an individual

Its:	Chief Executive Officer